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                                                                EXHIBIT 5.2

                            [MAUN & SIMON PLC LETTERHEAD]





                                      March 17, 1997

Reply to:  Minneapolis
Writer's Direct Dial: (612) 904-7400



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C.  20549


         Re:     Michael Foods, Inc.
                 1994 Executive Performance Stock Award Plan

Gentlemen:

         We are the attorneys for Michael Foods, Inc., a Minnesota corporation (the "Company"). In such capacity, we have represented the Company and its predecessor in connection with the registration on Form S-8 (the "Registration Statement") of 300,000 shares of the Company's common stock, $.01 par value (the "Shares"). Said Shares will be issued under the 1994 Executive Performance Stock Award Plan to key executives of the Company as earned in accordance with the Company's 1994 Executive Incentive Plan.

         In rendering this opinion, we have reviewed the Amended and Restated Articles, and the Bylaws of the Company, as amended, records and proceedings of the shareholders and Board of Directors of the Company, the 1994 Executive Performance Stock Award Plan and such other corporate records, certificates and other documents as we have deemed necessary as a basis of the opinion hereinafter expressed.

         Based upon the foregoing, we are of the opinion that, upon issuance of Shares pursuant to the 1994 Executive Performance Stock Award Plan in the manner described in the Registration Statement and the Plan, the Shares covered by the Registration Statement will be duly and validly issued, fully paid, and nonassessable.

         We also consent to the use of this opinion in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required.







                                        Very truly yours,

                                        MAUN & SIMON, PLC


                                        By:/s/ Philip T. Colton
                                           --------------------
                                           Philip T. Colton
                                           a member